UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2012

IVANHOE ENERGY INC.
(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 – 999 Canada Place
Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (604) 688-8323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

The shareholders of Ivanhoe Energy Inc. (the “Company”) voted on the two proposals listed below at the Company’s Annual Meeting held on April 24, 2012.  The final voting results for each proposal are set forth below.

Proposal 1 - Election of Directors

The nine nominees set forth in the Company’s Management Proxy Circular dated March 21, 2011 were elected as directors to hold office for the ensuing year or until their successors are elected or appointed, by resolution passed by a majority of the votes cast.

Robert M. Friedland:	Votes for 86,941,488 Votes withheld 83,653,050 Broker non-votes: 59,317,096
A. Robert Abboud:	Votes for 165,720,969 Votes withheld 4,873,569 Broker non-votes: 59,317,096
Howard R. Balloch:	Votes for 165,051,613 Votes withheld 5,542,925 Broker non-votes: 59,317,096
Carlos A. Cabrera	Votes for 89,054,054 Votes withheld 81,540,484 Broker non-votes: 59,317,096
Brian F. Downey:	Votes for 165,875,939 Votes withheld 4,718,599 Broker non-votes: 59,317,096
Robert G. Graham:	Votes for 89,142,209 Votes withheld 81,452,329 Broker non-votes: 59,317,096
Peter G. Meredith:	Votes for 89,040,235 Votes withheld 81,554,303 Broker non-votes: 59,317,096
Alexander A. Molyneux:	Votes for 85,430,507 Votes withheld 85,164,031 Broker non-votes: 59,317,096
Robert A. Pirraglia:	Votes for 163,746,792 Votes withheld 6,847,746 Broker non-votes: 59,317,096

Proposal 2 - Appointment of Auditors

Deloitte & Touche LLP was reappointed as auditor of the Company to hold office until the close of the next annual meeting of shareholders or until their successors are appointed, by a resolution passed by a majority of the votes cast.

Votes for:	228,547,047
Votes withheld:	1,364,587
Broker non-votes:	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 26, 2012

IVANHOE ENERGY INC.

By:	/s/ Mary A. Vincelli
Name: Mary A. Vincelli Title: Vice President and Corporate Secretary